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                                  EXHIBIT 5(b)

                        SUB-INVESTMENT ADVISORY AGREEMENT











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                        SUB-INVESTMENT ADVISORY AGREEMENT
                    AMERICAN PERFORMANCE CASH MANAGEMENT FUND

         AGREEMENT executed as of June 16, 1997 by and between BANK OF OKLAHOMA, N.A. ("Bank of Oklahoma"), and AMR INVESTMENT SERVICES, INC. ("Sub-Adviser").

         WHEREAS, Bank of Oklahoma is the investment adviser to the American Performance Cash Management Fund (the "Fund"), an investment portfolio of the American Performance Funds (the "Trust"); and

         WHEREAS, Bank of Oklahoma desires to retain the Sub-Adviser to furnish investment advisory services in connection with the Fund; and

         WHEREAS, Sub-Adviser is willing to make available to Bank of Oklahoma and to the Fund certain sub-investment advisory services;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. APPOINTMENT. Bank of Oklahoma hereby appoints the Sub-Adviser to provide certain sub-investment advisory services for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. DELIVERY OF DOCUMENTS. Bank of Oklahoma has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following:

                  (a) the Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on October 1, 1987, and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

                  (b) the Trust's Bylaws and any amendments thereto;

                  (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Sub-Adviser and approving this Agreement;



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                  (d) the Trust's Notification of Registration on Form N-8A
                  under the Investment Company Act of 1940 (the "1940 Act") as filed with the Securities and Exchange Commission (the "SEC") on June 1, 1990, and all amendments thereto;

                  (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-35190) and under the 1940 Act (File No. 811-6114) as filed with the Securities and Exchange Commission and all amendments thereto; and

                  (f) the Trust's most recent prospectus for the Fund and its Statement of Additional Information (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

         Bank of Oklahoma will promptly furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing.

         3. MANAGEMENT. Subject always to the supervision of Bank of Oklahoma and the Trust's Board of Trustees, the Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, the Fund, and place all orders for the purchase and sale of securities for the Fund. In the performance of its duties, the Sub-Adviser will comply with the provisions of the Trust's Declaration of Trust and Code of Regulations, and the stated investment objectives, policies and restrictions of the Fund, will use its best efforts to safeguard and promote the welfare of the Fund, and will comply with other policies which the Trustees or Bank of Oklahoma, as the case may be, may from time to time determine and provide notification to the Sub-Adviser in writing. The Sub-Adviser and Bank of Oklahoma shall each make its officers and employees available to the other from time to time to review investment policies for the Fund and to consult with each other regarding the investment affairs of the Fund. The Sub-Adviser shall report to the Board of Trustees and to Bank of Oklahoma with respect to the implementation of such program.

         The Sub-Adviser further agrees that it:

                  (a) will use the same skill and care in providing such services as it uses in providing services to other accounts for which it has investment management responsibilities;

                  (b) will conform with all applicable rules and regulations of the Securities and Exchange Commission and in addition will conduct its activities under this


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                  Agreement in accordance with any applicable regulations
                  pertaining to the investment advisory activities of the Sub-Adviser;

                  (c) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain the best combination of prompt execution of orders in an effective manner and at the most favorable price. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub- Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will the Fund's portfolio securities be purchased from or sold to BISYS Fund Services, Bank of Oklahoma, the Sub-Adviser or any affiliated person of the Trust, Bank of Oklahoma, BISYS Fund Services, or the Sub-Adviser, except as may be permitted under the 1940 Act. Bank of Oklahoma and BISYS Fund Services will provide to the Sub-Adviser, from time to time, a list of their respective affiliated persons;

                  (d) will, at the reasonable request of Bank of Oklahoma or the Trust, report to the Trust and to Bank of Oklahoma and will make appropriate persons available for the purpose of reviewing with representatives of Bank of Oklahoma the management of the Fund, including, without limitation, review of the general investment strategy of the Fund, interest rate considerations and general conditions affecting the marketplace;

                  (e) will furnish the Trust's Board of Trustees such periodic and special reports as the Board may request;

                  (f) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, and will not use records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

                  (g) will receive and comply with any written recommendations that Bank of Oklahoma may make, from time to time, with respect to the investment and reinvestment of the assets of the Fund; and


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                  (h) will provide advice and recommendations with respect to other aspects of the business and affairs of the Fund and perform such other functions related to the provision of investment management services as Bank of Oklahoma may reasonably request.

         4. BOOKS AND RECORDS. In compliance with Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust on behalf of Bank of Oklahoma are the property of the Trust and further agrees to surrender promptly to the Trust or to Bank of Oklahoma any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 adopted under the 1940 Act all records required to be maintained by Sub-Adviser on behalf of Bank of Oklahoma under Rule 31a-1 adopted under the 1940 Act.

         5. EXPENSES. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

         6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, Bank of Oklahoma will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee computed daily and paid monthly in arrears at an annual rate not less than fifteen one-hundredths of one percent (.15%) nor more than forty one-hundredths of one percent (.40%) of the Fund's average daily net assets.

         7. SERVICES TO OTHERS. Bank of Oklahoma understands, and has advised the Trust's Board of Trustees, that the Sub-Adviser now acts, and/or may in the future act, as an investment adviser to managed accounts and as an investment adviser, sub-adviser, or administrator to other investment companies. Bank of Oklahoma has no objection to Sub-Adviser's acting in such capacities, provided that whenever the Fund and one or more accounts or investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Sub-Adviser to be equitable to each such account or company.

         Bank of Oklahoma recognizes, and has advised the Trust's Board of Trustees, that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. In addition, Bank of Oklahoma understands, and has advised the Trust's Board of Trustees, that the persons employed by the Sub-Adviser to assist in the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Sub-Adviser or any of its affiliates to engage in other businesses or render services of whatever kind or nature.


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         8. LIMITATION OF LIABILITY. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by Bank of Oklahoma or by the Fund in connection with the performance of this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In no case shall the Sub-Adviser be liable for any actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions, or requests given or made to the Sub-Adviser in writing by a representative of Bank of Oklahoma thereunto duly authorized, which information, instructions, or requests are properly executed or acted upon by the Sub-Adviser.

         9. DURATION AND TERMINATION. This Agreement will become effective as of the date first written above, provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Fund, in accordance with the require-ments under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until August 1, 1998.

         Thereafter, if not terminated, this Agreement shall continue in effect for successive one-year periods ending on August 1, PROVIDED that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, the Sub-Adviser, or Bank of Oklahoma, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding Shares of the Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund), by Bank of Oklahoma, or by the Sub-Adviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the meaning ascribed to such terms in the 1940 Act.)

         10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be


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affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts.

         12. NOTICE. The name the "American Performance Funds" and "Trustees of the American Performance Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of October 1, 1987, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the "American Performance Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         13. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and each of which, collectively, shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            BANK OF OKLAHOMA, N.A.

                                            By: /s/ H. James Holloman
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                                            Title: Executive Vice President
                                                  -------------------------

                                            AMR INVESTMENT SERVICES, INC.

                                            By: /s/ William F. Quinn
                                               -------------------------
                                            Title: President
                                               -------------------------


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